Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SkyTerra Communications, Inc. 2006 Equity and Incentive Plan of our report dated May 10, 2006, with respect to the combined financial statements of SkyTerra Communications, Inc., as discussed in Notes 1 and 2 to the combined financial statements, included in the Current Report (Form 8-K) of SkyTerra Communications, Inc. dated May 25, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

January 10, 2007